Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333‑283899 and 333‑180317) and Form S-8 (Nos. 333‑266266, 333‑260228, 333‑225392 and 333‑189512) of MVB Financial Corp, Inc. of our report dated March 31, 2026, with respect to the consolidated financial statements of Warp Speed Holdings LLC appearing in this Annual Report on Form 10-K/A of MVB Financial Corp, Inc.

/s/ Richey, May, and Co.,LLP

Englewood, Colorado
March 31, 2026